Exhibit 99.1

Dominari Holdings Announces Up To $5,000,000.00 Share Repurchase Program

NEW YORK, Sep. 17, 2026 /PRNewswire/ -- Dominari Holdings Inc. (Nasdaq: DOMH) (“Dominari” or the “Company”) today announced a share repurchase program of up to Five Million ($5,000,000.00) Dollars of its outstanding common stock.

“The Board’s decision to establish this share repurchase program reflects the Company’s continuing commitment to shareholder value creation. We have a strong balance sheet headed into year-end and we are focused on our shareholders.” said Anthony Hayes, CEO of Dominari Holdings. “We will continue our efforts to create value by prioritizing capital allocation that benefits shareholders and supports our growth strategies.”

The Company may repurchase additional shares of its common stock from time to time through open-market transactions or other permitted methods, including transactions conducted in accordance with Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The timing and amount of any repurchases, as well as the price paid for shares, will depend on a variety of factors, including market and business conditions and applicable corporate and regulatory requirements, including restrictions during blackout periods.

About Dominari Holdings Inc.

The Company is a holding company that, through its various subsidiaries, is currently engaged in wealth management, investment banking, sales and trading and asset management. In addition to capital investment, Dominari provides management support to the executive teams of its subsidiaries, helping them to operate efficiently and reduce cost under a streamlined infrastructure. In addition to organic growth, the Company seeks opportunities outside of its current business to enhance shareholder value, including in the AI and Data Center sectors.

Dominari Securities LLC’s Mission Statement:

Dominari Securities LLC, a principal subsidiary of Dominari Holdings Inc., is a dynamic, forward-thinking financial services company that seeks to create wealth for all stakeholders by capitalizing on emerging trends in the financial services sector and identifying early-stage future opportunities that are expected to generate a high rate of return for investors.

Securities Brokerage and Registered Investment Adviser Services are offered through Dominari Securities LLC, a Member of FINRA, MSRB and SIPC. Securities brokerage, investment adviser and other non-bank deposit investments are not FDIC insured and may lose some or all of the principal invested. You can check the background of Dominari Securities and its registered investment professionals and review its SEC Form CRS on FINRA’s BrokerCheck site at https://brokercheck.finra.org. Information for Dominari Securities LLC and its registered investment professionals as well as its SEC Form CRS may also be found on FINRA’s BrokerCheck site.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, which include but are not limited to the Risk Factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 relating to its business. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Dominari Holdings Inc.

https://www.dominariholdings.com/

info@dominari.com